                                                                  EXHIBIT 10.1

                             ECO SOIL SYSTEMS, INC.
                              10740 THORNMINT ROAD
                           SAN DIEGO, CALIFORNIA 92127


                                                       Dated as of June 30, 1999


TO EACH OF THE PURCHASERS LISTED IN
     THE ATTACHED SCHEDULE A

                               AMENDMENT NO. 2 TO
                       NOTE AND WARRANT PURCHASE AGREEMENT

Ladies and Gentlemen:

                  Reference is made to the Note and Warrant Purchase Agreement, dated as of August 25, 1998, as amended by a letter agreement, dated March 31, 1999 (as so amended, the "Note Agreement"), among Eco Soil Systems, Inc., a Nebraska corporation (the "Company"), and Albion Alliance Mezzanine Fund, L.P. and Paribas Capital Funding LLC (collectively, the "Purchasers"). The Purchasers hold 100% of the Notes outstanding under the Note Agreement. Capitalized terms used herein without definition have the meanings specified therefor in the Note Agreement.

                  The Company requests the consent of the Purchasers to certain amendments of the Notes and the Note Agreement, and the Purchasers are willing to consent to such amendments, on the terms and subject to the conditions set forth herein.

                  The parties agree as follows:

                  1. AMENDMENTS. 1.1. AMENDMENT OF SECTION 9.3. Section 9.3 of the Note Agreement is hereby amended and restated to read in its entirety as follows:

                           "9.3. PREMIUM TABLE. For the purposes of sections 9.1, 9.2 and 9.8, whenever a premium is required to be paid upon prepayment of any Note, the applicable premium shall be determined in accordance with the following table, depending upon the period in which the date fixed for such prepayment occurs:

                        PERIOD                                      PREMIUM
                        ------                                      -------
      Period commending June 30, 1999 and ending
                   February 29, 2000                                 8.5%
   Period commencing March 1, 2000 and ending August
                       24, 2001                               Make-Whole Premium
     Period commending August 25, 2001 and ending
                    August 24, 2002                                  3.0%
            From and after August 25, 2002                           0.0%

                  1.2. ADDITION OF SECTION 9.8. The Note Agreement is hereby amended by adding new section 9.8 immediately following section 9.7 thereof:

                           "9.8. CONTINGENT PREPAYMENT UPON SALE OF EQUITY. In the event that at any time there shall be Excess Equity Proceeds, then the Company shall give prompt written notice thereof to each holder of the Notes, by facsimile transmission or registered mail (and shall confirm such notice by prompt telephonic advice to an investment officer of each such holder), which notice shall contain a written, irrevocable offer by the Company to prepay, on a date specified in such notice (which date shall be not less than 30 days and not more than 60 days after the date of such notice), the Notes in an aggregate principal amount equal to the amount of Excess Equity Proceeds. Upon the acceptance of such offer by such holder mailed to the Company at least 10 days prior to the date of prepayment specified in the Company's offer, such prepayment shall be made at the principal amount of the Notes so prepaid, plus the premium determined in accordance with section 9.3. Any offer by the Company to prepay the Notes pursuant to this section 9.8 shall be accompanied by an Officers' Certificate certifying that the conditions of this section 9.8 have been fulfilled and specifying the particulars of such fulfillment. If the holder of any Notes shall accept such offer, the principal amount of such Notes to be prepaid shall become due and payable on the date specified in such offer. In the event that there shall have been a partial prepayment of the Notes under this section 9.8, the Company shall promptly give notice to the holders of the Notes, accompanied by an Officers' Certificate setting forth the principal amount of each of the Notes that was prepaid and specifying how each such amount was determined."

                  1.3. AMENDMENT OF SECTIONS 10.2(A), (B) AND (C). Section 10.2(a), (b) and (c) of the Note Agreement are hereby amended and restated to read in their entirety as follows:

                           "10.2. FINANCIAL COVENANTS. (a) LIMITATION ON SENIOR SECURED FUNDED DEBT. The Company will not permit the ratio of (I) Senior Secured Funded Debt as of each date listed in the table below, to (II) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ending on such date, to be greater than the ratio set forth opposite such date in the table below:


                     QUARTER END DATE                                                 RATIO
                     ----------------                                                 -----
              September 30, 1998                                                   3.75 to 1.0
              December 31, 1998                                                    3.00 to 1.0
              March 31, 1999                                                       3.00 to 1.0
              June 30, 1999                                                        6.50 to 1.0
              September 30, 1999                                                   3.52 to 1.0
              December 31, 1999                                                    3.00 to 1.0
              March 31, 2000                                                       3.00 to 1.0
              June 30, 2000                                                        3.00 to 1.0
              September 30, 2000                                                   3.00 to 1.0
              December 31, 2000                                                    3.00 to 1.0
              March 31, 2001                                                       2.50 to 1.0
              and thereafter


                           "(b) LIMITATION ON TOTAL FUNDED DEBT. The Company will not permit the ratio of (I) total Funded Debt as of each date listed in the table below, to (II) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ending on such date, to be greater than the ratio set forth opposite such date in the table below:


                     QUARTER END DATE                                                 RATIO
                     ----------------                                                 -----
              September 30, 1998                                                   7.00 to 1.0
              December 31, 1998                                                    5.00 to 1.0
              March 31, 1999                                                       5.00 to 1.0
              June 30, 1999                                                        10.55 to 1.0
              September 30, 1999                                                   5.30 to 1.0
              December 31, 1999                                                    4.50 to 1.0
              March 31, 2000                                                       4.50 to 1.0
              June 30, 2000                                                        4.50 to 1.0
              September 30, 2000                                                   4.50 to 1.0


              December 31, 2000                                                    4.50 to 1.0
              March 31, 2001                                                       3.50 to 1.0
              and thereafter


                           "(c) MINIMUM INTEREST COVERAGE. The Company will not permit the ratio of (I) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ending on each date listed in the table below, to (II) Interest Expense for such period, to be less than the ratio set forth opposite such date in the table below:


                     QUARTER END DATE                                                 RATIO
                     ----------------                                                 -----
              September 30, 1998                                                   1.60 to 1.0
              December 31, 1998                                                    2.00 to 1.0
              March 31, 1999                                                       2.50 to 1.0
              June 30, 1999                                                        1.10 to 1.0
              September 30, 1999                                                   2.33 to 1.0
              December 31, 1999                                                    2.50 to 1.0
              March 31, 2000                                                       2.50 to 1.0
              June 30, 2000                                                        2.50 to 1.0
              September 30, 2000                                                   2.50 to 1.0"
              and thereafter


                  1.4. AMENDMENT OF SECTION 10.3(f). Section 10.3(f) of the Note Agreement is hereby amended and restated to read in its entirety as follows:

                           "(f) Liens incurred to secure the Debt (other than subordinated Debt) of the Company and its Subsidiaries outstanding in compliance with section 10.1; and"

                  1.5. AMENDMENT OF SECTION 10.4(e). Section 10.4(e) of the Note Agreement is hereby amended and restated to read in its entirety as follows:

                           "(e) the Company and its Subsidiaries may become and remain liable with respect to Guaranties of Debt of the Company or any Subsidiary outstanding in compliance with sections 10.1 and 10.2."

                  1.5. AMENDMENT OF SECTIONS 10.8(a) AND (b). Sections 10.8(a) and (b) of the Note Agreement are hereby amended and restated to read in its entirety as follows:

                           "(a) directly or indirectly sell, assign, pledge or otherwise dispose of any shares of stock of

         (or warrants, rights or options to acquire stock of) any Subsidiary except to a Wholly-Owned Subsidiary or a corporation that becomes a Wholly-Owned Subsidiary upon consummation of the transaction, or as directors' qualifying shares if required by applicable law; and except that the Company may pledge shares of stock of its Subsidiaries to secure Debt outstanding under the Credit Agreement;

                           "(b) permit any Subsidiary directly or indirectly to sell, assign, pledge or otherwise dispose of any shares of stock of (or warrants, rights or options to acquire stock of) any other Subsidiary, except to the Company or a Wholly-Owned Subsidiary or as directors' qualifying shares if required by applicable law; and except that the Company may permit its Subsidiaries to pledge shares of stock of their respective Subsidiaries to secure Debt outstanding under the Credit Agreement;"

                  1.6. AMENDMENT OF SECTION 10.13. Section 10.13 of the Note Agreement is hereby amended by adding at the end thereof the following sentence:

         "Not later than March 1, 2000, the Company shall cause the Mexican Subsidiaries to execute and deliver to the holders of the Notes a Guaranty Agreement with respect to the obligations of the Company hereunder and under the Notes, substantially in the form of Exhibit D, with such changes to such form as may be appropriate to reflect the identity and circumstances of the guarantor."

                  1.7. ADDITIONAL DEFINITIONS. The following defined terms are hereby added to section 14 of the Note Agreement in the appropriate alphabetical order:

                           "AGRICULTURAL SUPPLY: Agricultural Supply, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Company.

                           "AMENDMENT NO. 1: the letter agreement, dated March 31, 1999, by and between the Company and the Purchasers.

                           "AMENDMENT NO. 2: Amendment No. 2 to this Agreement, dated as of June 30, 1999.

                           "EXCESS EQUITY PROCEEDS: as of any date of determination, the excess of (A) the aggregate amount of the net cash proceeds received by the Company from the sale of its stock (other than pursuant to the exercise of employee stock options or warrants) during the period from June 30, 1999 to and including the date of determination, over (B) the amount of Superior Debt of the Company prepaid (and the related loan commitment permanently reduced) with such cash proceeds.

                           "MEXICAN SUBSIDIARIES: Sistemas Y Equipos Agricolas, S.A. de C.V. and Agricultural Supply de Mexico, S.A. de C.V., corporations organized under the laws of Mexico and Wholly-Owned Subsidiaries of Agricultural Supply.

                           "PIK NOTES: additional Notes issued from time to time hereafter pursuant to the Notes, as amended pursuant to Amendment No. 2, in respect of interest on the Notes payable in kind.

                           "TURF PARTNERS: Turf Partners, Inc. (formerly known as Turf Acquisition Sub, Inc.), a Delaware corporation and a Wholly-Owned Subsidiary of the Company."

                    1.8. AMENDMENT OF CERTAIN DEFINITIONS. The following defined terms are hereby amended and restated to read in their entirety as follows:

                           "CREDIT AGREEMENT: collectively, (A) the Loan Agreement, dated as of June 30, 1999, between Agricultural Supply, the Mexican Subsidiaries and First National Bank; (B) the Loan Agreement, dated as of June 30, 1999, between the Mexican Subsidiaries and First National Bank; (C) the Loan and Security Agreement, dated as of June 30, 1999, between Turf Partners and Coast Business Credit, a California corporation; and (D) the Loan and Security Agreement, to be dated on or about June 30, 1999, between the Company and Coast Business Credit, a California corporation; in each case as amended or supplemented from time to time.

                           "DEFAULT PREMIUM: with respect to the acceleration of the maturity of any Note, a premium determined in accordance with the following table, depending upon the date of such acceleration:

                        PERIOD                                      PREMIUM
                        ------
      Period commending June 30, 1999 and ending
                   February 29, 2000                                 8.5%
   Period commencing March 1, 2000 and ending August
                       24, 2001                               Make-Whole Premium
     Period commending August 25, 2001 and ending
                    August 24, 2002                                  3.0%
            From and after August 25, 2002                           0.0%


         PROVIDED that, in the case of the periods commencing June 30, 1999 and ending August 24, 2001, the "Make-Whole Premium" will be calculated as if August 25, 2001 were the final maturity date of the Notes and a premium of 3% were payable on such maturity date.

                           "FUNDED DEBT: collectively, Senior Secured Funded Debt and all other Debt of the Company or a Subsidiary, in excess of $2,500,000, that is or should be, in accordance with generally accepted accounting principles, characterized as senior long-term Debt on a consolidated balance sheet of the Company and its Subsidiaries, including (A) Debt with a final maturity more than one year after the creation of thereof, (B) any portion thereof included in current liabilities and (C) Debt outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) over a period of more than one year, notwithstanding that any such debt may be payable on demand or within one year after the creation thereof; but excluding (I) contingent reimbursement obligations with respect to any letter of credit issued for the account of the Company or a Subsidiary (unless, and to the extent, such reimbursement obligations mature as a result of any payment by the issuer of such letter of credit) and (II) all Debt solely by and between two or more of the Company and its Subsidiaries.

                           "GUARANTY AGREEMENT: the Guaranty Agreement, dated as of August 25, 1998, executed and delivered by the United States Subsidiaries of the Company, substantially in the form of Exhibit D as in effect on that date, as amended and restated as of June 30, 1999, executed and delivered by the Subsidiaries of the

         Company, substantially in the form of Exhibit D as amended by Amendment No. 2 to this Agreement.

                           "INTEREST EXPENSE: for any period, the total amount of all charges for the use of funds (whether characterized as interest, debt service or otherwise) payable during such period with respect to all Debt of the Company or a Subsidiary (other than Debt solely by or between two or more of the Company and its Subsidiaries) for such period, excluding any interest paid during such period by the delivery of PIK Notes."

                  1.9. AMENDMENT OF DEFINED TERM "SENIOR SECURED INDEBTEDNESS". The defined Term "Senior Secured Indebtedness" is hereby deleted and replaced by the following defined term:

                           "SENIOR SECURED FUNDED DEBT: Debt of the Company and its Subsidiaries which would, in accordance with generally accepted accounting principles, constitute long-term debt and have a security interest in any of the assets of the Company or any of its Subsidiaries, including, without limitation, (A) any Debt with a maturity more than one year after the creation of such Debt, (B) any portion thereof included in current liabilities and (C) any Debt outstanding under a revolving credit or similar agreement providing for borrowings (and any renewals and extensions thereof) over a period of more than one year, notwithstanding that any such indebtedness may be payable on demand or within one year after the creation thereof, and excluding all Debt solely by and between two or more of the Company or its Subsidiaries."

                  1.10. REFERENCES TO "NOTES". From and after the effectiveness of this Amendment No. 2 and the execution and delivery of the amended Notes as contemplated by section 3.1, any reference to the "Notes" in the Note Agreement and the Guaranty Agreement shall be deemed to refer to the Notes as amended pursuant to Amendment No. 1 and Amendment No. 2 and shall be deemed also to refer to the PIK Notes.

                  1.11. AMENDMENT OF SCHEDULES AND EXHIBITS. Schedule C and Exhibits A and D to the Note Agreement are hereby amended and restated to read in its entirety as set forth in Schedule C and Exhibits A and D, respectively, attached to this Amendment No. 2.

                  2. REPRESENTATIONS AND WARRANTIES. 2.1. NO DEFAULTS. The Company represents and warrants that, as of the date hereof, no condition or event exists which constitutes an Event of Default or Potential Event of Default.

                  2.2. SUBSIDIARIES. Amended Schedule C attached to this Amendment No. 2 correctly lists as to each Subsidiary on the date of this Amendment No. 2 (A) its name, (B) the jurisdiction of its incorporation and (c) the percentage of its issued and outstanding shares owned by the Company or another Subsidiary (specifying such other Subsidiary). Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Guaranty Agreement and to carry out the terms of the Guaranty Agreement. All the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and non-assessable, and all such shares indicated in such amended Schedule C as owned by the Company or by any other Subsidiary are so owned beneficially and of record by the Company or by such other Subsidiary free and clear of any Lien except such as are of the character permitted by section 10.3.

                  3. CONDITIONS TO EFFECTIVENESS. The effectiveness of the waiver, amendments and other agreements contemplated hereby is subject to the fulfillment to the satisfaction of the Purchasers of the following conditions:

                  3.1. AMENDED NOTES. The Company shall have executed and delivered to each of the Purchasers an amended Note, substantially in the form set out in Exhibit A, in the principal amount specified opposite each such Purchaser's name in Schedule A (in each case against surrender by such Purchaser of the original Note being replaced by such amended Note), and in each case having attached thereto an amended endorsement of Guaranty executed by the Subsidiaries of the Company.

                  3.2. AMENDED GUARANTY AGREEMENT. The United States Subsidiaries of the Company shall have executed and delivered to each of the Purchasers an amended Guaranty Agreement, substantially in the form set out in Exhibit D, and the Guaranty Agreement as so amended shall be in full force and effect.

                  3.3. CREDIT AGREEMENT. The several agreements constituting the "Credit Agreement" as defined in this Amendment No. 2 shall be reasonably satisfactory in form and substance to the Purchasers. A complete and correct copy of each such agreement in effect on the effective date hereof shall have been delivered to the Purchasers, and no other agreements or instruments shall exist relating to the terms of such borrowings.

                  3.4. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein and in the Note Agreement shall be correct when made and at the date hereof, except as affected by the consummation of the transactions contemplated hereby and except to the extent a particular representation and warranty expressly relates solely to an earlier date.

                  3.5. NO DEFAULT. As of the date hereof (after giving effect to the transactions contemplated hereby), no Event of Default or Potential Event of Default shall have occurred and be continuing.

                  3.6. CONSENTS, AGREEMENTS. The Company shall have obtained all other consents and waivers necessary in connection with the transactions contemplated hereby, and such consents and waivers shall be in full force and effect on the date hereof. A complete and correct copy of each of such consents and waivers shall have been delivered to the Purchasers.

                  3.7. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

                  3.8. LEGAL FEES. The Company shall have paid the fees and disbursements of the Purchasers' special counsel incurred in connection with the transactions contemplated by this Agreement and set forth in a statement delivered to the Company on or prior to the date hereof.

                  3.9. OPINION OF COUNSEL. The Purchasers shall have received from Latham & Watkins, counsel for the Company, a favorable opinion substantially in the form set forth in Annex I, addressed to the Purchasers, dated the effective date of this Amendment No. 2 and otherwise satisfactory in substance and form to the Purchasers.

                  4. RATIFICATION. Except as amended hereby, all of the provisions of the Note Agreement shall remain in full force and effect.

                  5. MISCELLANEOUS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  If the Purchasers are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter and return one of the same to the Company, whereupon this letter shall become a binding agreement between the Purchasers and the Company.

                                                     Very truly yours,

                                                     ECO SOIL SYSTEMS, INC.


                                                     By: /s/ Mark Buckner
                                                         ------------------

The foregoing Amendment is
hereby agreed to as of the
date hereof.

ALBION ALLIANCE MEZZANINE FUND, L.P.

By:  Albion Alliance LLC,
     its General Partner


         By: /s/ Peter C. Gummeson
             ---------------------
         Name:  Peter C. Gummeson
         Title: Senior Vice President


PARIBAS CAPITAL FUNDING LLC



By: /s/ Jeff Youle
    ----------------
Name:  Jeff Youle
Title: Managing Director

                                                                      EXHIBIT A

                             ECO SOIL SYSTEMS, INC.

              AMENDED SENIOR SUBORDINATED NOTE DUE AUGUST 25, 2003

PPN #278858  A A  3
R-                                                            New York, New York
$                                                                August 25, 1998


                  ECO SOIL SYSTEMS, INC., a Nebraska corporation (the "Company"), for value received, hereby promises to pay to ________, or registered assigns, the principal amount of $________ on August 25, 2003, with interest (computed on the basis of twelve 30-day months) on the unpaid balance of such principal amount at the Applicable Rate from the date hereof, payable quarterly on the 25th day of each February, May, August and November after the date hereof, commencing November 25, 1998, until such unpaid balance shall become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue interest, at the rate of 2.00% per annum above the Applicable Rate until paid, payable semi-annually as aforesaid or, at the option of the holder hereof, on demand. Payments of principal and interest on this Note shall be made in lawful money of the United States of America at the principal office of The Chase Manhattan Bank, N.A., in the Borough of Manhattan, the City and State of New York, or at such other office or agency in such Borough as the Company shall have designated by written notice to the holder of this Note as provided in the Note and Warrant Purchase Agreements referred to below.

                  The term "Applicable Rate" as used herein with respect to any date on which interest is payable, means an interest rate per annum equal to (A) for the period from August 25, 1998 to and including June __, 1999, 12.00%, (B) for the period from June __, 1999 to and including November 25, 1999, 13.00%,
(C) for the period from November 26, 1999 to and including February 25, 2000, 14.00%, (D) for the period from February 26, 2000 to and including May 25, 2000, 14.50%, (E) for the period from May 26, 2000 to and including August 25, 2000, 15.00%, (F) for the period from August 26, 2000 to and including November 25, 2000, 15.50%, and (G) for the period from and after November 26, 2000, 16.00%.

                  On any interest payment date commencing May 25, 2000, the Company shall (unless the Company shall elect otherwise as herein provided), with respect to any portion of the interest payable on such interest payment date which is in excess of 14.00% per annum (the "Excess Portion"), in lieu of the cash payment of the Excess Portion, issue to the holder of this Note an additional Note having a principal amount equal to the Excess Portion and otherwise of like tenor to this Note, in full payment of the Excess Portion. Notwithstanding the foregoing, the Company may, at its election, made by written notice to the holder hereof given not fewer than five days prior to such interest payment date, pay the Excess Portion in cash in lieu of the issuance of an additional Note.

                  This Note is one of the Company's Amended Senior Subordinated Notes due August 25, 2003 (the "Notes"), originally issued in the aggregate principal amount of $15,000,000 on August 25, 1998 and amended on June __, 1999, pursuant to the Note and Warrant Purchase Agreements, each originally dated as of August 25, 1998, and amended by Amendment No. 1 thereof, dated as of March 31, 1999, and Amendment No. 2 thereof, dated as of June __, 1999, and as from time to time further amended, between the Company and certain institutional investors named therein. The holder of this Note is entitled to the benefits of such Note and Warrant Purchase Agreements, as from time to time amended, and may enforce the agreements of the Company contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof.

                  This Note is a registered Note and is transferable only upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the holder hereof or such holder's attorney duly authorized in writing. Reference in this Note to a "holder" shall mean the person in whose name this Note is at the time registered on the register kept by the Company as provided in such Note and Warrant Purchase Agreements and the Company may treat such person as the owner of this Note for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                   The holder of this Note is entitled to the benefits of a certain Guaranty Agreement, originally dated as of August 25, 1998, by AGRICULTURAL SUPPLY, INC., ECO

TURF PRODUCTS, INC., MITIGATION SERVICES, INC., TURF ACQUISITION SUB., INC., TURF SPECIALTY, INC., and YUMA ACQUISITION SUB., INC., each a Delaware subsidiary of the Company, and by ASPEN CONSULTING COMPANIES, INC., a Colorado subsidiary of the Company, and BENHAM CHEMICAL CORPORATION, a Michigan subsidiary of the Company; and the Amended Guaranty Agreement, dated as of June __, 1999, by [insert names of current guarantors].

                  The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the Superior Debt (as defined in such Note and Warrant Purchase Agreements) pursuant to, and to the extent provided in, such Note and Warrant Purchase Agreements.

                  The Notes are under certain circumstances subject to required and optional prepayment, in whole or in part, in certain cases with a premium and in other cases without a premium, all as specified in such Note and Warrant Purchase Agreements.

                  In case an Event of Default, as defined in such Note and Warrant Purchase Agreements, shall occur and be continuing, the unpaid balance of the principal of this Note may become due and payable in the manner and with the effect provided in such Note and Warrant Purchase Agreements.

                  This Note is made and delivered in New York, New York, and shall be governed by the laws of the State of New York.

                                                     ECO SOIL SYSTEMS, INC.


                                                     By:
                                                        --------------------
                                                          Name:
                                                          Title:

                                       3